EXHIBIT 99.4

Exchange Offer for

Any and All of the Outstanding

Zero Yield Puttable Securities due 2023

(CUSIP Nos. 205862 AL9, 205862 AK1)

in Exchange for

Zero Yield Puttable Securities due 2023

which will be Registered under

the Securities Act of 1933, as Amended,

Prior to Closing

of

Comverse Technology, Inc.

To Our Clients:

Enclosed for your consideration is a preliminary prospectus, dated December 21, 2004 (together with any subsequent preliminary or final prospectus, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer of Comverse Technology, Inc. (the “Company”) to exchange its Zero Yield Puttable Securities due 2023 (the “New ZYPS”) for its outstanding Zero Yield Puttable Securities due 2023 (the “Existing ZYPS”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal (the “Exchange Offer”). Capitalized terms not defined herein are defined in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Existing ZYPS held by us for your account but not registered in your name. A tender of such Existing ZYPS may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing ZYPS held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be promptly forwarded to us in order to permit us to tender the Existing ZYPS on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:01 a.m., New York City time, on January 21, 2005, unless extended by the Company (the “Expiration Date”). Any Existing ZYPS tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

•	The Exchange Offer is for any and all Existing ZYPS.

•	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions for Completion of the Exchange Offer.”

•	Any transfer taxes incident to the transfer of Existing ZYPS from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

•	The Exchange Offer expires at 12:01 a.m., New York City time, on January 21, 2005, unless extended by the Company.

If you wish to have us tender your Existing ZYPS, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. Please DO NOT complete the Letter of Transmittal. It is furnished to you for information only and may not be used directly by you to tender Existing ZYPS.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Comverse Technology, Inc. with respect to its Existing ZYPS.

This will instruct you to tender the Existing ZYPS indicated below (or, if no number is indicated below, all Existing ZYPS) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing ZYPS held by you for my account in the principal amounts as indicated below:

Zero Yield Puttable Securities due 2023

CUSIP No. 205862 AL9

Tender $                     (principal amount)*

CUSIP No. 205862 AK1

Tender $                     (principal amount)*

☐  Please do not tender any Existing ZYPS held by you for any account.

Dated:                     , 2004

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

*Must be in denominations of $1,000 or any integral multiple thereof.

None of the Existing ZYPS held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing ZYPS held by us for your account.